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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of ImmunoGen, Inc. on Form S-3 (File No. 333-48042) to register 4,600,000 shares of common stock of our report, dated July 28, 2000, except for Note 14 as to which the date is September 7, 2000 on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 2000 and 1999 and for each of the three years in the period ended June 30, 2000, which report is included in the Company's 2000 Annual Report on Form 10-K.


    We also consent to the reference to our Firm in the Registration Statement under the caption "Experts".


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
                                                       /s/ PRICEWATERHOUSECOOPERS LLP
                                                       --------------------------------------
                                                       PricewaterhouseCoopers LLP

Boston, Massachusetts
November 15, 2000
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